UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549


-----------------------------------------------------------------------------


                                 FORM 8-KA

                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



             Date of Report (Date of earliest event reported):
        December 15, 1997 (amending the 8-K filed December 2, 1997)




                            Thiokol Corporation
-----------------------------------------------------------------------------
           (Exact name of registrant as specified in its charter)



                                  Delaware
-----------------------------------------------------------------------------
               (State or other jurisdiction of incorporation)



         1-6179                                        36-2678716
  ------------------                         ---------------------------------
 Commission File Number                      (IRS Employer Identification No.)



2475 Washington Boulevard
       Ogden, Utah                                 84401-2398
------------------------------           -------------------------------------
Address of principal executive offices)           (Zip Code)



                               (602) 629-2000
               ---------------------------------------------
                      (Registrant's Telephone Number)

ITEM 2.   ACQUISITION OF ASSETS


On December 2, 1997, Thiokol Corporation (Thiokol) completed its acquisition of 13 million shares of Howmet International Inc. (Howmet) common shares, which included the exercise of an option for 2 million shares, for approximately $183.8 million. Howmet was formed in October 1995 by The Carlyle Group (collectively with its affiliates, "Carlyle") and Thiokol to acquire Howmet Corporation and certain affiliates from Pechiney International. Prior to this transaction, Carlyle and Thiokol owned 51 and 49 percent, respectively, of Howmet's common stock. Simultaneously with this transaction, Carlyle sold 15 million Howmet common shares in an Initial Public Offering. After the transactions, Thiokol, Carlyle, and the public own approximately 62, 23, and 15 percent, respectively, of Howmet common stock.

Thiokol has an additional option and first right of refusal to acquire all of Carlyle's remaining ownership in Howmet, which may be exercised during the two year period from December 2, 1999 through December 2, 2001, at the then market trading price. Thiokol's purchase of the stock was financed by drawing on current bank lines of credit (approximately $138 million) with the remaining $45.8 million from current cash.

Thiokol previously accounted for its 49 percent interest in Howmet using the equity method. Thiokol will now own a majority and controlling interest and will consolidate Howmet's financial statements beginning from the transaction date.



                                 SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              THIOKOL CORPORATION
                                              (Registrant)



           Dated:  December 15, 1997           By:/s/ Richard L. Corbin
                                                   ---------------------------
                                                   Richard L. Corbin
                                                   Senior Vice President
                                                   and Chief Financial Officer

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

          a. Financial statements of business acquired

The financial statements of Howmet International Inc., included in the Registration Statement Amendment No. 3 to Form S-1 (No. 333-3753) filed with the Securities and Exchange Commission on November 21, 1997, under the Securities Act of 1933, are hereby incorporated by reference to this Form 8-KA, Item 7a.

          b. Pro Forma financial statements


INDEX TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
----------------------------------------------------------

                                                                       Page
                                                                       ----

Pro Forma Condensed Combined Balance Sheet
      September 30, 1997 (Unaudited)......................................6

Pro Forma Condensed Combined Statement of Income for
      the Twelve Months Ended June 30, 1997 (Unaudited)...................7

Pro Forma Condensed Combined Statement of Income for
      the Three Months Ended September 30, 1997 (Unaudited)...............8

Explanatory Notes.........................................................9

          c. Exhibits

(23)       Consents

           23.1       Consent of Ernst & Young LLP.......................11

           23.2       Consent of Price Waterhouse........................12

           23.3       Consent of Befec-Price Waterhouse..................12

           23.4       Consent of Price Waterhouse LLP....................13

ITEM 7(b).    PRO FORMA FINANCIAL INFORMATION

On December 2, 1997, Thiokol Corporation acquired an additional 13 percent of the common stock of Howmet International, Inc. (Howmet) which included the exercise of an option for 2 million shares. The acquisition was accounted for by the purchase method.

This section contains the unaudited pro forma condensed combined balance sheet as of September 30, 1997, reflecting the purchase of an additional 13 percent of Howmet common stock, assuming the purchase had occurred on that date. Also presented are unaudited pro forma condensed combined statements of income for the three months ended September 30, 1997, and for the year ended June 30, 1997, giving effect to the acquisition as if this transaction had occurred at the beginning of each period.

The pro forma statements have been prepared by Thiokol management based upon the historical financial statements of Howmet incorporated by reference herein after updating these statements to coincide with Thiokol's fiscal year end. The Howmet financial statements were updated by combining results for the six months ended December 31, 1996, and for the six months ended June 30, 1997, to yield results for the year ended June 30, 1997. Howmet's results for the three months ended September 30, 1997 were derived from their results for the nine months ended September 30, 1997 less their results for the six months ended June 30, 1997. No periods for Howmet were excluded from or included more than once in the condensed combined pro forma statements of income. The Thiokol statement of income for the year ended June 30, 1997, was audited and was the statement used for the Thiokol Corporation 1997 Annual Report to Shareholders. The Thiokol statement of income for the three months ended September 30, 1997, was unaudited and was the statement used for the Thiokol Corporation Form 10-Q report for its first quarter ended September 30, 1997.

The pro forma combined results in the statements referred to above are not necessarily indicative of the actual operating results that would have occurred had the acquisition been consummated on July 1, 1996, or of future operating results of the combined operations. The pro forma financial statements should be read in conjunction with the consolidated financial statements contained in Thiokol's 1997 Annual Report to Shareholders, Thiokol's report on Form 10-Q for the quarter ended September 30, 1997, and Howmet's audited financial statements incorporated by reference herein. A copy of Thiokol's 1997 Annual Report to Shareholders and its Form 10-Q report for the quarter ended September 30, 1997, may be obtained, upon request, from the Company.

The following pro forma statements do not include the effect of an additional accrual for stock appreciation rights recorded by Howmet in the fourth quarter of 1997 as a result of the stock valuation from the public offering or for the estimated cost related to an announced debt retirement. The amount and impact of such accruals are as follows:

Stock Appreciation Rights
-------------------------

As a result of the Initial Public Offering and stock valuation of $15 per share, Howmet recorded a $6.2 million after-tax Stock Appreciation Rights
(SAR) accrual in the fourth quarter of 1997. Assuming a $15.00 per share valuation, Howmet's Statement of Income for the period ended June 30, 1997, would have reflected an additional accrual for Stock Appreciation Rights. The additional SAR accrual would have reduced Howmet's pro forma net income by $4.2 million for the period ended June 30, 1997. Thiokol's consolidated pro forma net income, accounting for the 62 percent ownership interest, would have been reduced by $2.4 million or $.13 per share for the period ended June 30, 1997. No additional accrual would have been required for the pro forma statement for the three months ended September 30, 1997.

Debt Refinancing
----------------

Howmet is currently refinancing its long-term debt and anticipates recording a debt retirement charge for the quarter ended December 31, 1997 of approximately $12.7 million after tax. The charge will reduce Thiokol's second quarter net income by approximately $7.3 million, or $.39 per share. This debt restructuring is expected to result in after tax interest expense savings to Howmet of approximately $3 million annually. The after tax interest expense savings to Thiokol will be approximately $1.7 million annually.


                                                   THIOKOL CORPORATION
                                       PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                                   September 30, 1997
                                                      (In millions)
                                                       (Unaudited)

                                                                      Howmet                                     Pro Forma
                                                      Thiokol      International       Pro Forma                   Balance
                                                    Corporation         Inc.          Adjustments                   Sheet
                                                   -------------  ---------------  ----------------            ---------------
Assets
------
Current assets
     Cash and cash equivalents                         $ 48.2         $    9.1           $ (45.8) (1)              $   11.5
     Receivables                                        159.3            115.4               -                        274.7
     Inventories                                         84.4            142.4               -                        226.8
     Other current assets                                32.0             12.1               -                         44.1
                                                   ---------------------------------------------------------------------------
        Total current assets                            323.9            279.0             (45.8)                     557.1

Property, plant and equipment, at cost
     less allowances for depreciation                   277.7            264.2               -                        541.9
Equity Investment in Howmet                             189.2              -              (189.2) (2)                   -
Other noncurrent assets                                  54.3            182.3               -                        236.6
Goodwill                                                 26.4            243.6             149.2  (3)                 419.2
Restricted Trust (a)                                      -              727.1               -                        727.1
                                                   ---------------------------------------------------------------------------
                                                       $871.5         $1,696.2           $ (85.8)                  $2,481.9
                                                   ===========================================================================

Liabilities and stockholders' equity
------------------------------------
Current liabilities
     Accounts payable                                  $ 36.0         $   59.9           $   -                     $   95.9
     Other accrued expenses                              94.5            194.7               -                        289.2
     Current portion of long-term debt                    0.2             34.2               -                         34.4
                                                   ---------------------------------------------------------------------------
        Total current liabilities                       130.7            288.8               -                        419.5

Noncurrent liabilities
     Other noncurrent liabilities                       190.1            198.9               -                        389.0
     Long-term debt                                       9.7            156.3             138.0  (4)                 304.0
     Pechiney Notes (a)                                   -              727.1               -                        727.1
                                                   ---------------------------------------------------------------------------
        Total non-current liabilities                   199.8          1,082.3             138.0                    1,420.1

Minority interest in Howmet                               -                -               101.3  (5)                 101.3
Redeemable preferred stock                                -               58.7             (58.7) (6)                   -
Stockholders' equity                                    541.0            266.4            (266.4) (7)                 541.0

                                                   ---------------------------------------------------------------------------
                                                       $871.5         $1,696.2           $ (85.8)                  $2,481.9
                                                   ===========================================================================

(a) The Restricted Trust holds a note receivable from Pechiney International and related letters of credit that secures Pechiney International's agreement to repay the Pechiney Notes. Management believes that it is extremely remote that the Company will use any assets other than those in the Restricted Trust to satisfy any payments related to the Pechiney Notes. (See Footnote 15)




See Notes to Pro Forma Statements.

                                     6


                                                    THIOKOL CORPORATION
                                      PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                                  Year Ended June 30, 1997
                                                       (In millions)
                                                        (Unaudited)

                                                              Howmet                                Pro Forma
                                            Thiokol        International       Pro Forma            Statement
                                           Corporation         Inc.            Adjustments          of Income
                                          -------------   --------------     ---------------       -------------

Net Sales                                     $890.1         $1,205.0            $ (4.0) (8)        $2,091.1

Operating expenses
     Cost of Sales                             723.7            885.8               -                1,609.5
     General and Administrative                 80.5            161.5               4.1  (9)           246.1
     Research and development                   12.5             23.1               -                   35.6
     Restructuring and impairment               (2.2)             -                 -                   (2.2)
                                     -----------------------------------------------------------------------------
Income from operations                          75.6            134.6              (8.1)               202.1

Equity income                                   30.5              1.3             (30.5) (10)            1.3
Interest income                                 10.9              1.5              (1.7) (11)           10.7
Interest expense                                (1.7)           (35.2)             (8.9) (12)          (45.8)
                                     ------------------------------------------------------------------------------
Income before income taxes                     115.3            102.2             (49.2)               168.3

Income taxes                                   (32.9)           (45.1)              5.4  (13)          (72.6)

Minority interest in income                      -                -               (19.9) (14)          (19.9)
                                     -------------------------------------------------------------------------------

Net Income                                    $ 82.4         $   57.1            $(63.7)            $   75.8
                                     ===============================================================================
Net income per share                          $  4.41        $    3.06           $ (3.41)           $    4.06
                                     ===============================================================================

See Notes to Pro Forma Statements.



                                                    THIOKOL CORPORATION
                                     PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                                           Three Months Ended September 30, 1997
                                                       (In millions)
                                                        (Unaudited)

                                                                    Howmet                                   Pro Forma
                                                   Thiokol       International       Pro Forma               Statement
                                                  Corporation       Inc.             Adjustments             of Income
                                               ---------------  --------------      ------------           ------------

Net Sales                                          $237.7           $309.0            $ (1.5)  (8)             $545.2

Operating expenses
     Cost of Sales                                  189.4            211.1               -                      400.5
     General and Administrative                      20.3             53.9               1.0   (9)               75.2
     Research and development                         2.4              5.1               -                        7.5
                                           -----------------------------------------------------------------------------------
Income from operations                               25.6             38.9              (2.5)                    62.0

Equity income                                        11.0              0.4             (11.0)  (10)               0.4
Interest income                                       1.7              0.1              (1.5)  (11)               0.3
Interest expense                                     (0.3)            (9.0)             (2.1)  (12)             (11.4)
                                           -----------------------------------------------------------------------------------
Income before income taxes                           38.0             30.4             (17.1)                    51.3

Income taxes                                         (9.4)            (9.1)              1.8   (13)             (16.7)

Minority interest in income                           -                -                (7.6)  (14)              (7.6)
                                           -----------------------------------------------------------------------------------

Net Income                                         $ 28.6           $ 21.3            $(22.9)                  $ 27.0
                                           ===================================================================================
Net income per share                               $  1.51          $  1.13           $ (1.21)                 $  1.43
                                           ===================================================================================

See Notes to Pro Forma Statements.

           EXPLANATORY NOTES TO PRO FORMA ADJUSTMENTS (UNAUDITED)
           ------------------------------------------------------


1) Net cash outlay for purchase of additional thirteen percent of Howmet common stock.

2)   Elimination of equity investment in Howmet.

3)   Increase in goodwill due to the purchase of common stock.

4)   Increased debt due to the purchase of Howmet common stock.

5)   Minority interest in Howmet's stockholders' equity.

6)   Elimination of Howmet's redeemable preferred stock owned by Thiokol.

7)   Elimination of Howmet's stockholders' equity.

8) Decrease in sales due to a decrease in reimbursable general and administrative expenses allocable to cost type contracts with the U.S. Government. Thiokol's previous 49% interest did not require allocation of general and administrative expenses to Howmet. After the transaction, Thiokol owns controlling interest of Howmet and is required under U.S. Government cost accounting standards to allocate Thiokol Corporate overhead expenses to Howmet.

9)   Increase in goodwill amortization expense.

10)  Elimination of Howmet Equity income.

11) Reduction of interest income due to the use of cash and cash equivalents to purchase common stock.

12) Increase in interest expense due to the increased debt incurred to purchase additional common stock.

13)  Income tax expense was adjusted based on pro forma net income.

14)  Minority interest in Howmet's income

15)  Restricted Trust and Related Pechiney Notes Payable

     In 1988, Pechiney Corporation, which was a wholly-owned subsidiary of Pechiney International, issued indebtedness maturing in 1999 (the "Pechiney Notes") to third parties in connection with the purchase of American National Can Company. As a result of the acquisition, Pechiney Corporation (now named Howmet Holdings Corporation) became a wholly-owned subsidiary of Howmet. The Pechiney Notes remained at Holdings, but Pechiney International, which retained American National Can Company, agreed with Howmet to be responsible for all payments due on or in connection with the Pechiney Notes. Accordingly, Pechiney International issued its own note to Holdings in an amount sufficient to satisfy all obligations under the Pechiney Notes. The Pechiney International note was deposited in a trust for the benefit of Holdings (the "Restricted Trust"). If Pechiney International fails to make any payments required by its note, the trustee under the Restricted Trust (the "Trustee") has irrevocable letters of credit in the aggregate amount of $772 million issued to the Restricted Trust by Banque Nationale de Paris (BNP), a French bank which has an A+ credit rating from Standard and Poors Ratings Group (S&P), to draw upon to make such payments. In the event that there is an impediment to a draw under the BNP letters of credit held by the Trustee, the Trustee has substantially identical back-up letters of credit in the aggregate amount of $772 million issued to the Restricted Trust by Caisse Des Depots et Consignations, a French bank which has an AAA credit rating from S&P. In addition, the holders of the Pechiney Notes have a third set of letters of credit (also issued by BNP), which can be drawn upon by such holders in the event that principal and/or interest payments on the Pechiney Notes are not made. Pechiney International is solely responsible as reimbursement party for draws under the various letters of credit referenced above, and by agreement with the banks, neither Holdings nor Howmet has any responsibility therefor. However, Holdings remains liable as the original issuer of the Pechiney Notes in the event that Pechiney International and both banks fail to meet their obligations under their respective letters of credit. Management believes that it is extremely remote that Howmet will be required to use any of its assets other than those in the Restricted Trust to satisfy any payments due on or in connection with the Pechiney Notes. Upon repayment of the Pechiney Notes, the Restricted Trust terminates and any assets of the Restricted Trust are to be returned to Pechiney International.

     The Pechiney Notes are due on January 2, 1999 and may not be prepaid prior to that date. Interest is at three month LIBOR plus 25 basis points. Interest is paid on the last business day of each calendar quarter. Interest expense on these notes was $42.1 million for the year ended December 31, 1996. Interest income from the Restricted Trust for the aforementioned period was equal to the interest expense.

                                                               Exhibit 23.1

                      Consent of Independent Auditors
                      -------------------------------

We consent to the incorporation by reference in the Registration Statements of Thiokol Corporation on Form S-3 (No. 33-1753) and Forms S-8 (Nos. 33-18630, 33-2921, 33-10316, 2-76672, 2-90885, 33-64082 and 33-38322) of
our report dated January 27, 1997 (except for Notes 14 and 18 as to which the date is November 12, 1997), with respect to the consolidated financial statements and schedules of Howmet International Inc., included in the Registration Statement Amendment No. 3 to Form S-1 (No. 333-37573) of Howmet International Inc. filed with the Securities and Exchange Commission on November 21, 1997 incorporated by reference in this Form 8-KA of Thiokol Corporation.


/s/ Ernst & Young LLP
---------------------
ERNST & YOUNG LLP

Stamford, Connecticut
December 12, 1997

                                                               Exhibit 23.2

                     Consent of Independent Accountants
                     ----------------------------------

We hereby consent to the incorporation by reference in this Amended Report on Form 8-KA of Thiokol Corporation of our report dated 11 July 1996 included in the Registration Statement on Form S-1 (No. 333-37573), relating to the financial statements of Howmet Limited.

We also consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-1753) and Form S-8 (Nos. 33-18630, 33-2921,
33-10316,  2-76672,  2-90885, 33-64082 and 33-38322) of Thiokol Corporation
of our report dated 11 July 1996 relating to the financial statements of Howmet Limited, which is incorporated by reference in the Amended Report on Form 8-KA of Thiokol Corporation dated December 15, 1997.


/s/ Price Waterhouse
--------------------
PRICE WATERHOUSE

Bristol, United Kingdom
20 November 1997


                                                               Exhibit 23.3

                     Consent of Independent Accountants
                     ----------------------------------

We hereby consent to the incorporation by reference in this Amended Report on Form 8-KA of Thiokol Corporation of our reports dated May 23, 1996 and May 15, 1996 included in the Registration Statement on Form S-1 (No. 333-37573), relating to the financial statements of Howmet SA and Ciral SNC, respectively.

We also consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-1753) and Form S-8 (Nos. 33-18630, 33-2921,
33-10316,  2-76672,  2-90885, 33-64082 and 33-38322) of Thiokol Corporation
of our reports dated May 22, 1996 and May 15, 1996 relating to the financial statements of Howmet SA and Ciral SNC, respectively, which are incorporated by reference in the Amended Report on Form 8-KA of Thiokol Corporation dated December 15, 1997.


/s/ Befec - Price Waterhouse
----------------------------
BEFEC - PRICE WATERHOUSE

Paul Onillon

Paris, France
November 20, 1997

                                                               Exhibit 23.4

                     Consent of Independent Accountants
                     ----------------------------------

We hereby consent to the incorporation by reference in this Amended Report on Form 8-KA of Thiokol Corporation dated December 15, 1997 of our report dated October 27, 1995 included in the Registration Statement on Form S-1 (No. 333-37573), relating to the combined financial statements of Howmet Corporation and Howmet Cercast Group (collectively, "Howmet Predecessor Company") for the year ended December 31, 1994. We also consent to the application of such report to the Financial Statement Schedule for the year ended December 31, 1994 when such schedule is read in conjunction with the financial statements referred to in our report. The audit referred to in such report also included this schedule.

We also consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-1753) of Thiokol Corporation of our report dated October 27, 1995 relating to the combined financial statements of Howmet Predecessor Company, which are incorporated by reference in the Amended Report on Form 8-KA of Thiokol Corporation dated December 15, 1997.


/s/ Price Waterhouse LLP
------------------------
PRICE WATERHOUSE

Stamford, CT
November 20, 1997